AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                         ELECTRONIC FAB TECHNOLOGY CORP.

                                   ARTICLE ONE

                                      Name

         The name of the corporation is Electronic Fab Technology Corp.

                                   ARTICLE TWO

                                  Capital Stock



         (a) Total Capital. The total number of shares of capital stock that the Corporation shall have authority to issue is 5,000,000 shares of $0.01 par value common stock (the "Common Stock").

         (b) Preemptive Rights. No shareholder of the Corporation shall have any preemptive or similar right to acquire or subscribe for any additional unissued or treasury shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

         (c) Voting. Each shareholder of record entitled to vote shall have one vote for each share of stock standing in his name on the books of the corporation, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                                  ARTICLE THREE

                                    Directors

         (a) Number. The number of directors of the Corporation shall be fixed and may be altered from time to time as provided in the bylaws. If the number of directors is decreased by resolution of the Board of Directors pursuant to the bylaws, in no case shall that decrease shorten the term of any incumbent director.

         (b) Classification. The directors shall be divided as evenly as possible into three classes, designated Class I, Class II and Class III. If the number of directors is not evenly divisible by three, the remainder positions shall be allocated first to Class III and then to Class II. At the 1994 Annual Meeting of the Corporation's shareholders or through written consent in lieu of such meeting, Class I directors shall be elected for a term expiring at the next subsequent annual meeting of shareholders, Class II directors for a term expiring at the second subsequent annual meeting of shareholders and Class III directors for a term expiring at the third subsequent annual meeting of shareholders. At each succeeding annual meeting of shareholders, successors



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to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed and shall be elected for three-year terms.

         (c) Term; Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, but may not be filled by the shareholders unless the Board of Directors approves the filling of such vacancy by the shareholders. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified. The term of a director elected by shareholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the same class.

         (d) Removal. One or more or all of the directors may be removed by the affirmative vote of the holders of at least 80 percent of the outstanding shares of capital stock generally entitled to vote in the election of directors ("Voting Stock"), voting together as a single class, at a meeting of shareholders for which proper notice of the proposed removal has been given. If the Colorado Corporation Code or any successor statute shall hereafter permit directors to be removed only for cause if so provided in a corporation's articles of incorporation, then one or more or all of the directors of the Corporation may thereafter be removed for cause and only for cause by the affirmative vote of the holders of at least 80 percent of the outstanding shares of Voting Stock, voting together as a single class, at a meeting of shareholders for which proper notice of the proposed removal has been given.

         (e) Nominations. Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided from time to time in the Bylaws.

                                  ARTICLE FOUR

                               Director Liability

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent required by applicable law. If the Colorado Corporation Code or any successor statute hereafter authorizes corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code as so amended or such successor statute. No amendment or repeal of this Article Six shall adversely affect any right or protection of a director of the Corporation existing hereunder immediately prior to such amendment or repeal.



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                                  ARTICLE FIVE

                                 Indemnification

         Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the Colorado Corporation Code or any other applicable laws as presently or hereafter in effect. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article Five. No amendment or repeal of this Article Five shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal.

                                   ARTICLE SIX

                               Shareholder Action

         Any action required or permitted to be taken by the shareholders of the Corporation must be taken at a duly called annual or special meeting of the shareholders of the Corporation and may not be taken by consent in writing or otherwise except upon the unanimous consent of all shareholders entitled to vote thereon.

                                  ARTICLE SEVEN

                        Special Meetings of Shareholders

         Except as otherwise required by law, and subject to the rights of the holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors in certain circumstances, special meetings of the shareholders of the Corporation may be called only by the Corporation's Chairman of the Board or President or by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

                                  ARTICLE EIGHT

               Business Combinations With Interested Shareholders

         (a) Special Vote Required for Business Combinations. In addition to any vote required by law or under any other provisions of these Articles of Incorporation, and except as otherwise expressly provided in this Article Eight, any Business Combination (defined below along with other capitalized terms used in this Article Eight) shall



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

require the affirmative vote of the holders of at least (i) 80 percent of the outstanding shares of Voting Stock, and (ii) at least a majority of such shares not beneficially owned by the Interested Shareholder involved, in each case voting together as a single class.

         Each such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (b) Exceptions. This Article Eight shall not apply to any Business Combination, and such Business Combination shall require only the affirmative vote as is required by law and any other provision of these Articles of Incorporation. If all of the conditions specified in any of the following subparagraphs (b)(i), (b)(ii) or (b)(iii) are met:

              (i) Approval by Continuing Directors. The Business Combination has received Continuing Director Approval.

              (ii) Prior Approval by Board. The Board of Directors of the Corporation shall by resolution have authorized or approved an agreement with the Interested Shareholder involved in the Business Combination describing the major terms of that Business Combination before that person became an Interested Person.

              (iii)Price, Form of Consideration and Procedural Requirements. All of the following conditions (A) through (G) are met:

                   (A) Common Stock. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share in the Business Combination by holders of the Common Stock shall at least equal the sum of:

                        (1) the greater of (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder involved for any share of Common Stock of which it acquired beneficial ownership within the two-year period immediately before the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Shareholder, whichever is higher, or (b) the Fair Market Value per share of Common Stock on the day after the Announcement Date or on the date on which such Interested Shareholder became an Interested Shareholder



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

such latter date is referred to in this Article Eight as the "Determination Date"), whichever is higher, plus

                        (2) interest on the per share price calculated at the rate for 90- day United States Treasury obligations in effect on the Determination Date, compounded quarterly from that date until the Consummation Date, less the per share amount of cash dividends payable to holders of record on record dates occurring in the interim, up to the amount of such interest.

                   (B) Other Voting Stock. The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share in the Business Combination by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the sum of the following (it being intended that the requirements of this subparagraph (b)(iii)(B) shall apply to every such class of Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                        (1) the greater of (a) (if applicable) the highest per share price including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock of which it acquired beneficial ownership within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, or (b) the Fair Market Value per share of such class of Voting Stock on the date after the Announcement Date or on the Determination Date, whichever is higher; and

                        (2) interest on the per share price calculated at the rate for 90- day United States Treasury obligations in effect on the Determination Date, compounded annually from that date until the Consummation Date, less the per share amount of cash dividends payable on such class to holders of record on record dates occurring in the interim, up to the amount of such interest.

                   (C) Form of Consideration. The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class



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

of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Shareholder.

                   (D) Conditions Met For All Holders. The holders of all outstanding shares of Voting Stock (including Common Stock) not beneficially owned by the involved Interested Shareholder immediately before the consummation of any Business Combination shall be entitled to receive in the Business Combination cash or other consideration for their shares meeting all of the terms of this subparagraph (b)(iii) (except that the failure of any shareholders who are exercising their statutory rights to dissent from the Business Combination and receive payment of the fair value of their shares to exchange their shares in the Business Combination shall not be deemed to have prevented the condition set forth in this subparagraph (b)(iii)(D) from being satisfied).

                   (E) Certain Events. After such Interested Shareholder has become an Interested Shareholder and before consummation of the Business
Combination: (1) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) without Continuing Director Approval, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of shares of outstanding Common Stock, unless the failure so to increase such annual rate received Continuing Director Approval and (ii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction that results in its becoming an Interested Shareholder.

                   (F) Certain Benefits. After such Interested Shareholder has become an Interested Shareholder, neither it nor its Affiliates shall have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.



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

                   (G) Proxy Statement. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days before the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act or subsequent provisions). Such proxy or information statement shall contain, if a majority of the total number of Continuing Directors so requests, an opinion of a reputable investment banking firm (which firm shall be selected by a majority of the total number of Continuing Directors, furnished with all information it reasonably requests, and paid a reasonable fee for its services by the Corporation upon the Corporation's receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of shares of Voting Stock (other than the Interested Shareholder).

         (c)  Definitions.  For purposes of this Article Eight:

              (i) Affiliate. An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

              (ii) Associate. "Associate," when used to indicate a relationship with any person, means (A) any corporation or organization (other than the Corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or is an officer or director of any corporation controlling or controlled by such person.

              (iii)Beneficial Ownership. "Beneficial ownership" has the same meaning as in Rule 13d-3 under the Securities Exchange Act of 1934 (or any successor rule or statutory provision) or, if Rule 13d- 3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on



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

December 9, 1993. A person shall, in any event, also be deemed to be the "beneficial owner" of any Voting Stock:

                   (A) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

                   (B) that such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (excluding any agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect to such Voting Stock pursuant to any agreement, arrangement, understanding, relationship or otherwise (excluding any revocable proxies granted for a particular meeting with respect to shares of which neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                   (C) that are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

     No director or officer of the Corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such directors and officers acting in their capacities as such, be deemed to beneficially own any Voting Stock beneficially owned by any other such director or officer (or any Associate or Affiliate thereof). No employee stock ownership or similar plan of the Corporation or any subsidiary or any trustee of such a plan, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed to beneficially own any Voting Stock held under any such plan.

To compute the percentage beneficial ownership of Voting Stock of a person in order to determine if such person is an Interested Shareholder, the outstanding Voting Stock shall include shares deemed owned by such person through application of subparagraph (c)(iii)(B) of this Article Eight, but shall not include any other Voting Stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or



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otherwise. For all other purposed, the outstanding Voting Stock shall include only Voting Stock then outstanding.

              (iv) Business Combination. "Business Combination" means any of the following:

                   (A) Merger. Any merger or consolidation of the Corporation or any Subsidiary with or into (i) any Interested Shareholder or any Affiliate of an Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) if, after such merger or consolidation, the surviving or resulting entity would be an Affiliate of an Interested Shareholder.

                   (B) Sale, etc. Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Shareholder or Affiliate of an Interested Shareholder of any Substantial Part of the assets of the Corporation or of any Subsidiary.

                   (C) Issuance of Equity Securities. The issuance or transfer by the Corporation or by a Subsidiary (in one transaction or a series of related transactions) of any Equity Securities of the Corporation or any Subsidiary to any Interested Shareholder or Affiliate of an Interested Shareholder except for
(1) the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into such stock that were beneficially owned by that person before it became an Interested Shareholder or (2) a dividend, distribution, exchange or conversion of securities that does not result in an increase in the proportionate share beneficially owned by that Interested Shareholder of any class or series of stock of the Corporation of any Subsidiary except, in the case of stock dividends, for immaterial changes due to fractional share adjustments.

                   (D) Plan of Liquidation. The adoption of any plan or proposal to liquidate or dissolve the Corporation if, as of the record date for the determination of shareholders entitled to notice of and to vote on the plan or proposal, any person is an Interested Shareholder.

                   (E) Reclassification. Any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any reorganization, merger or consolidation of the Corporation with any of its subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the percentage



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beneficially owned by any Interested Shareholder of any class of Equity
Securities of the Corporation or any Subsidiary, except as a result of immaterial changes due to fractional share adjustments.

              (v)  Consideration   Other   than   Cash   to  Be Received. In
the event of any Business Combination in which the Corporation survives, "consideration other than cash to be received" as used in subparagraphs
(b)(III)(A) and (b)(iii)(B) of this Article Eight include the Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

              (vi)Continuing Director. "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Shareholder involved in a Business Combination or an Affiliate, Associate or nominee of an Interested Shareholder involved in a Business Combination, and who (i) was a member of the Board of Directors before the Interested Shareholder became an Interested Shareholder, or (ii) is a successor of such a member who was nominated to succeed such member or to fill a newly created Board position by Continuing Director Approval.

              (vii)Continuing Director Approval. "Continuing Director Approval" means approval by at least two-thirds of the Continuing Directors at a time when the number of Continuing Directors is at least equal to two-thirds of the number of Continuing Directors immediately before the Interested Shareholder became an Interested Shareholder.

              (viii)Equity Security. "Equity security" has the same meaning as in Rule 3a11-1 under the Securities Exchange Act of 1934, as in effect on December 9, 1993.

              (ix) Fair Market Value. "Fair Market Value" means (A)in the case of stock, the highest closing sale price during the 30-day period immediately before the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not listed on such Exchange, on the principal Unites States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as



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determined by a majority of the Continuing Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

              (x) Highest Price Per Share. References to the "highest per share price" with respect to any class of stock shall reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

              (xi) Interested Shareholder. "Interested Shareholder" means any Person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of an to vote on any Business Combination, or immediately before the consummation of any such Business Combination is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of Voting Stock. Notwithstanding the foregoing, no person that owned stock of the Corporation on December 9, 1993, or that is an Affiliate of a Person that owned such stock on that date will be an Interested Shareholder. Furthermore, shares acquired from any Person described in the preceding sentence shall not be considered beneficially owned by the acquirer in determining whether the acquirer is an Interested Shareholder.

              (xii) Person. "Person" means any individual or entity.

              (xiii)Subsidiary. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation, except that for the purposes of the definition of Interested Shareholder the term "Subsidiary" means only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

              (xiv) Substantial Part."Substantial Part" means assets having a book value in excess of 10% of the book value of the total consolidated



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assets of the Corporation (or Subsidiary, if applicable) (determined in accordance with generally accepted accounting principles), at the end of its most recent fiscal year ending before the determination is made.

              (xv) Voting Stock. "Voting Stock" means the shares of capital stock of the Company generally entitled to vote in the elected of directors.

         (d) Board of Directors. A vote by Continuing Directors sufficient to constitute Continuing Director Approval shall also be sufficient to determine, for the purposes of this Article Eight, on the basis of information known to the Board of Directors, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to any matter referred to in subparagraph (c)(iv)(C), (4) whether the assets subject to any Business Combination constitute a Substantial Part of the assets of the Corporation in question, or (5) any other factual matter relating to the applicability or effect of this Article Eight.

         (e) Board Demands. A vote by Continuing Directors sufficient to constitute Continuing Director Approval shall be sufficient to demand that any person who it is reasonably believed is an Interested Shareholder (or holds of record Voting Stock beneficially owned by any Interested Shareholder) supply the Corporation with complete information as to (1) the record owner(s) of all shares beneficially owned by such person who it is reasonably believed is an Interested Shareholder, (2) the number of, and class or series of, shares beneficially owned by such person who it reasonably believed is an Interested Shareholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (3) any other factual matter relating to the applicability or effect of this Article Eight as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

         (f) Binding Decisions. Any determinations made by the Board, or by the Continuing Directors, as the case may be, pursuant to this Article Eight in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders, including any Interested Shareholder.

         (g) Amendment; Repeal. Any amendment or repeal of this Article Eight or the adoption of any inconsistent provision shall, in addition to any other vote or approval required by law or by these Articles of Incorporation,



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

require the affirmative vote of the holders of at least 80% of the outstanding Voting Stock (and such affirmative vote must include the affirmative vote of the holders of at least a majority of the Voting Stock not beneficially owned by any Interested Shareholder), except that this paragraph (g) of this Article Eight shall not apply to, and such 80% vote (and such further majority vote) shall not be required for, any amendment, repeal or adoption that receives Continuing Director Approval and is submitted to the shareholders for their consideration.

         (h) No Release. Nothing in this Article Eight shall relieve any Interested Shareholder from any fiduciary obligation imposed by law.

                                 ARTICLE ELEVEN

                                   Amendments

         Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the outstanding shares of Voting Stock, voting together as a single class, shall be required to amend these Articles of Incorporation to provide for cumulative voting or to amend, repeal, or adopt any provision inconsistent with Article Three, Article Six, Article Seven, Article Ten or this Article Eleven, and no amendment or repeal of or adoption of any provision inconsistent with Article Eight shall be made except in accordance with Article Eight.

                                      ELECTRONIC FAB TECHNOLOGY CORP



                                      BY:      /s/ Ken Schultz
                                               ---------------
                                               Ken Schultz,
                                               President

                                      BY:      /s/ Gerald J. Reid
                                               ------------------
                                               Gerald J. Reid
                                               Secretary



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